Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints Jeffrey Immelt, Alexander Dimitrief, Jeffrey Bornstein, Jan Hauser, Daniel Janki, Christoph Pereira, Aaron Briggs and Brian Sandstrom, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as this 12th day of February, 2016.

Signature	Title	Date

/s/ Jeffrey R. Immelt	Chairman of the Board and Chief	February 12, 2016
Jeffrey R. Immelt	Executive Officer (Principal
Executive Officer and Director)

/s/ Jeffrey S. Bornstein	Senior Vice Chairman and Chief	February 12, 2016
Jeffrey S. Bornstein	Financial Officer (Principal
Financial Officer)

/s/ Jan R. Hauser	Vice President, Controller and	February 12, 2016
Jan R. Hauser	Chief Accounting Officer (Principal
Accounting Officer)

/s/ W. Geoffrey Beattie	Director	February 12, 2016
W. Geoffrey Beattie

/s/ John J. Brennan	Director	February 12, 2016
John J. Brennan

/s/ James I. Cash, Jr.	Director	February 12, 2016
James I. Cash, Jr.

/s/ Francisco D’Souza	Director	February 12, 2016
Francisco D’Souza

/s/ Marijn E. Dekkers	Director	February 12, 2016
Marijn E. Dekkers

/s/ Susan Hockfield	Director	February 12, 2016
Susan Hockfield

/s/ Andrea Jung	Director	February 12, 2016
Andrea Jung

/s/ Robert W. Lane	Director	February 12, 2016
Robert W. Lane

/s/ Rochelle B. Lazarus	Director	February 12, 2016
Rochelle B. Lazarus

/s/ James J. Mulva	Director	February 12, 2016
James J. Mulva

/s/ James E. Rohr	Director	February 12, 2016
James E. Rohr

/s/ Mary L. Schapiro	Director	February 12, 2016
Mary L. Schapiro

/s/ Robert J. Swieringa	Director	February 12, 2016
Robert J. Swieringa

/s/ James S. Tisch	Director	February 12, 2016
James S. Tisch

/s/ Douglas A. Warner III	Director	February 12, 2016
Douglas A. Warner III